                                                                   Exhibit 10.36
                                   [FORM OF]

                          SHAREHOLDER LOCK-UP AGREEMENT



The undersigned stockholders of Implant Sciences Corporation ("Company"), hereby agree with Westport Investment Services, Inc. (WRIS) and the Company and in order to further the underwriting of the initial public offering of the common stock and common stock purchase warrants (offered as a unit) of the Company, do agree as follows:




         That the undersigned will not sell any of their shares, options, warrants or underlying shares of common stock for the 13-month period commencing on the effective date of the offering. In addition to the thirteen month holding period, the undersigned also further agree not to publicly sell or transfer any of their shares until the sooner of
         (a) the share market price, adjusted for splits and like transactions, closed at or above 200% of the initial public offering price per share for a period of 20 consecutive trading days, or (b) the [fourth/second] anniversary of the date of the offering.




         The undersigned further agree that the Company will instruct the Transfer Agent of the lock-up restrictions and cause it to note these restrictions on its transfer book and on any certificate or warrant that may issue and that the shares and/or warrants/options will not be released unless consented to by both Anthony J. Armini and by WRIS together.